Exhibit 4.112

Cooperation Agreement on Game Business

Between

China Mobile Group Jiangsu Co., Ltd.

and

Beijing AirInbox Information Technologies Co., Ltd.

Signed at: Nanjing, Jiangsu

Party A: China Mobile Group Jiangsu Co., Ltd.

Address: No. 59, Huju Road, Nanjing

Zip Code: 210029

Fax: 025-86668384

Deposit Bank: Agricultural Bank of China Nanjing Hongqiao Sub-branch

Bank Account No.: 10100401040000340

Identification Number for the National Tax Payer: [32000670404188X]

Party B: Beijing AirInbox Information Technologies Co., Ltd.

Address: 33F, Tengda Plaza, No. 168, Xiwai Street, Haidian District, Beijing

Zip Code: 100044

Fax: 010-88575900

Deposit Bank: Industrial and Commercial Bank of China Beijing Capital Gymnasium Sub-Branch

Bank Account No.: 0200053719200031688

Identification Number for the National Tax Payer: [110108737685577]

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In order to fully leverage the advantages of the parties hereto in their respective areas of service and jointly provide high-quality businesses and services for customers, the parties hereto, through negotiations based on the principles of equality, mutual benefit, mutual supplementation of advantages and joint development, have reached the following agreements on cooperation matters regarding game businesses within the territory of Jiangsu Province:

I. Contents and Principles of Cooperation

Article 1: To the extent not violating the laws, regulations and relevant industry management policies, Party A will conduct a fair cooperation with Party B (who shall have relevant qualifications and permits) in joint promotion of game business. Both parties will comply with the relevant management rules and requirements imposed by the State and the supervisory authorities on the industry and value-added data business by sticking to the principles of honesty, mutual faith and win-win cooperation, and provide customers with good-quality businesses and services.

Article 2: Cooperation Contents and Business Description:

During the term of cooperation, Party B shall place the cooperation contents on the "China Mobile Game Business Platform" provided by Party A, and be responsible to provide supporting services with respect to the content provided by it. All information involved over the course of cooperation shall be subject to the contents posted on the "China Mobile Game Business Platform". The respective sections each party is responsible for maintenance shall be defined according to the connection point of the parties' equipment. Party A's end of connection point shall be maintained by Party A, and Party B's end of connection point shall be maintained by Party B. Both parties shall do their own duties to ensure the normal operation of the business.

Article 3: Duties for both parties are described as follows:

(1)	Party A's responsibilities:

As a provider of China Mobile game business platform, Party A shall provide, for a consideration, business connection and platform supporting service, and shall be responsible for the building and maintenance of game business platform, online launch of game business, and the operation of self-owned channels of relevant game business. Party A shall also provide Party B, for a consideration, with such services as calculation and collection of information fees, marketing and customer services on behalf of Party B. During the term of cooperation, the enterprise code assigned by Party A to Party B as a game business platform participant shall be 701012. The resources of such enterprise code shall be owned by Party A; Party A may recover and re-assign such enterprise code after the termination hereof, and Party B shall not re-use such enterprise code that has already been recovered and re-assigned by Party A.

(2)	Party B's responsibilities:

In cases of acquisition, Party B may transfer the Monternet information service cooperation relationship (including parent-subsidiary, head-branch relationship and change of company name, etc.) only upon satisfaction of the following conditions:

1. for business involving online games, the acquirer having obtained a business license for cross-regional value-added telecommunications issued by the Ministry of Industry and Information Technology;

2. the acquirer being able to present relevant certificates evidencing its over 50% control over the acquired enterprise;

3. the acquirer having relevant expertise or measures in place to guarantee the continuous stability of the original business quality and customer service level and unchanged customer experience after the acquisition.

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II. Rights and Obligations of Party A

Article 4: Party A shall have the right to review the business license, organization code certificate, tax registration certificate, bank account opening permit and other licenses and permits, creditability certificate, sources of information, copyright certificate (power of attorney), bank account, and such other documents relating to the ordinary course of business provided by Party B as required by this Agreement. Party A may terminate this Agreement without assuming liabilities for breach of contract if it discovers any false contents or other illegal elements in the aforementioned documents. Party A may require Party B, when necessary, to further provide relevant information and documents evidencing Party B's ownership, right of use or intellectual properties involved hereunder.

Article 5: Party A may formulate management measures, terms of assessment and customer service standards and documents for relevant game business (all attached hereto), which shall be observed and implemented by Party B. Party A will assess Party B according to such regulations; if Party B fails to pass the assessment, Party A may cease the cooperation with Party B up to the termination hereof.

Article 6: Party A shall have the right to review any of Party B's business involved hereunder. Party A may refuse to post any part of the information provided by Party B that is not compliant with the State decrees, regulations, policies, the principle of public order and good social customs or otherwise deemed inappropriate by Party A. To the extent that Party B engages in any illegal activities endangering the national security, or pornographic or superstitious activities during the cooperation with Party A, Party A may immediately terminate its cooperation with Party B and report such activities to public security or other government authorities. Party A may further claim compensation against Party B for any economic loss or adverse impact on Party A's goodwill thus brought about. With respect to the business application submitted by Party B, Party A will give express response to Party B within 10 working days after Party B's filing of complete set of application documents.

Article 7: Party A cooperates with Party B in the conduct of the game business in the way of self-owned business. Party A shall be responsible to formulate business norms, plan business platform and business development, and provide guidance on the business, and also have the right to carry out final review on the business contents and any new businesses relating to the cooperation hereunder; Party A will direct and supervise Party B's daily work relating to the cooperation business hereunder, and is entitled to correct Party B's behaviors in non-compliance with business management requirements and claim the liabilities for breach of agreement.

Article 8: Party A shall be liable for determination of business charge standards, and Party B may propose advice on charge setting and suggestions, which Party A will be responsible to implement after its confirmation; any unrecoverable expenses due to shutdown of users' cell phones, arrearage or invalid users, etc. will not be recorded in the base for settlement of both parties' expenses.

Article 9: In case of Party B's breach, Party A shall have the right to directly claim Party B's liabilities for breach of agreement in accordance with Administrative Measures by China Mobile Jiangsu for Self-owned Business and such other business management regulations; with respect to Party B's breach due to other competitors' malicious acts, Party A shall, in case Party B provides solid, credible and effective evidences, discretionarily mitigate its handling of Party B's liabilities for breach of agreement, and at the same time, shall claim such malicious competitors' relevant responsibilities.

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Article 10: For any abnormal overloaded traffic that may affect the operation safety of Party A's network, Party A reserves its right to restrict its transmission or adjust the traffic in time according to the system capacity. Party A may require Party B to dispose of the junk information or illegal attack from Party B within a prescribed period of time. In case Party B fails to respond in time as demanded by Party A, Party A may take relevant steps to prevent the safety events from further escalating. In urgent cases, Party A may take relevant steps without first notifying Party B for purposes of protecting the lawful rights and interests of the customers.

Article 11: Party A shall, based on business logic, provide business platform interfaces, service codes, business codes, charges, network and such other technical training or support required by conduct of business. In case the change of major office data, network adjustment or software modification and other operations by Party A may have impact on the business, Party A shall notify Party B in advance.

Article 12: Party A shall be responsible to accept and hear consultation, complaints on the business from customers, and handle the feedback work. Party A shall also be responsible to deal with customer consultation, declaration and complaints arising out of network communications issues; with respect to other customer consultation, charge inquiry, use process, complaints and other problems that customer service interfaces cannot directly explain, or the explanations for which are invalid, not caused by network communications issues, Party A will transfer such issues to tier-2 customer services of Party B for further processing by distributing orders on the customer service system, track the processing results, communicate with customers and deal with their feedback in time.

Article 13: In case of breaches by Party B that affect customers, Party A may first take necessary steps in respect of Party B's breaching business to prevent losses and impact from enlarging. For the customer complaints that are confirmed attributable to Party B and result in the need of fee refund (including single refund and double refund), Party A may first refund the fees as required by the customer and write off the relevant amount in the settlement of information fee.

Article 14: Party A will be responsible for the day-to-day maintenance of the game platform and will deal with any technical breakdown for reasons attributable to Party A so as to ensure the normal running of the application services.

Article 15: Party A will be responsible for management of such customer data as registration, login, identification and authentication, and may make feedback on relevant data to Party B in a given form. For online applications, Party A's game business platform shall be interconnected with Party B's content service system, and the data of the game business platform will serve as the basis for ultimate confirmation of customer's use of Party B's game business. Party A will statistically calculate the visit traffic to Party B's application game business, and provide Party B with the results of such statistics in a proper form.

Article 16: Depending on the development of the business, Party A may adjust the UI designs of Party A's WAP portal, client terminals and WEB as well as the order of its game business.

Article 17: The parties may jointly carry out the marketing and advertising work, provided that Party A may require Party B to mark the brand of "China Mobile Games", which shall be approved by Party A beforehand. Party B shall not use the enterprise logo or other brands of China Mobile or note 10086 as customer service number in the promotion and advertising, unless otherwise approved or authorized by Party A. In case Party B uses the brand of "China Mobile Games" outside the marketing and advertising scope approved by Party A, thus causing negative impact on Party A, Party A may operate such use as infringing acts and require Party B to stop using such brands and assume any and all responsibilities and consequences thus incurred. In case of serious violation, Party A may also claim legal responsibilities from Party B.

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Article 18: In the mode of channel cooperation, Party A may advertise all interface game businesses approved by Party A through both self-owned and cooperated marketing channels.

Article 19: Party A will, based on the business development stage, development status and the actual market demands, take advantage of its resources to carry out integrated marketing, promotion and publicity for the business.

Article 20: Party A shall be responsible for business billing and charging, and settle and pay the information fees to Party B in accordance with this Agreement.

Article 21: For purposes of maintaining market order and avoiding malicious homogenized competition in the meantime with the promoted development of game business, Party A may limit the number of partners providing the same category of application services by way of dismissing the partner graded last and introducing the best performing partners, and may reserve the right to dynamically adjust the number of partners for various game services.

Article 22: Upon termination or termination beforehand of cooperation between Party A and Party B, Party A may reclaim the resources of any kinds including platform accounts assigned to Party B, and re-assign them to other partners.

Article 23: Without Party B's written consent, Party A may not disclose true and valid business license, organization code certificate, tax registration certificate, bank account opening permit and other licenses and permits, creditability certificate, sources of information, bank account, equity information and other materials relating to normal business operation required by this Agreement that Party B submits to any other third parties (unless competent authorities order and take materials from Party A in accordance with relevant provisions).

III. Rights and Obligations of Party B

Article 24: Party B covenants to have all the relevant qualifications, obtain approval and keep records with relevant competent departments, which are necessary for the conduct of this business, thus being qualified for this business. Party B shall provide Party A with true and valid business license, organization code certificate, tax registration certificate, bank account opening permit and other licenses and permits, creditability certificate, sources of information, bank account, equity information, machine-readable archives issued by industrial and commercial administration and other materials relating to normal business operation, and shall undertake that the fees charged for its information service are in compliance with the relevant regulations of the State pricing authority. If Party B also provides online game business, it shall also provide true and valid business license for value-added telecommunications business (ISP Certificate), business license for telecommunications and information services (ICP Certificate) and such other relevant licenses and permits. Party B undertakes to satisfy the requirements relating to cooperation qualifications prescribed in Administrative Measures by China Mobile Jiangsu for Self-owned Business, and notify and report to Party A upon change of company ownership structure; in case change of ownership structure causes Party B to disqualify the cooperation, and Party B fails to report to Party A, Party A is entitled to terminate such cooperation hereunder beforehand, and Party B shall assume all liabilities thus incurred. Party B shall solely assume all liabilities for any civil disputes or administrative responsibilities during the conduct of this business arising out of Party B's qualifications.

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Article 25: All the various business management rules, measures for cooperation management, measures for credit points management, management rules for customer services, assessment management measures and information service standards (each subject to what is posted by Party A on its management systems), as formulated and revised by Party A for its game business from time to time during the term of cooperation between Party A and Party B, shall constitute supplementary appendices hereof, and Party B acknowledges and undertakes to provide game service as required therein.

Article 26: Party B shall guarantee the legitimacy of the game business it provides and shall have all government permits, production and/or use permits and/or authorizations necessary for providing such business. The sources of its contents are legal and non-infringing, and there is no embezzlement or unauthorized use and such other infringements on any third party's copyright or other intellectual property rights or other lawful rights and interests. In case any third party initiates complaints, lawsuits or claims against Party A due to Party B's game business, Party A may temporarily cease the business under the infringement dispute and transfer the dispute to Party B for resolution. In this case, Party B must immediately get in touch directly with the party initiating such complaints or claims and assume all legal and economic liabilities relating thereto. Party A may claim compensation against Party B for any economic loss or goodwill damage thus suffered by it.

Article 27: Throughout the term of cooperation, Party B shall not, without Party A's prior written consent, make use of any kinds of channels to interconnect, or equivalently interconnect Party A's mobile data application business with a third party at any business levels.

Article 28: Party B shall actively cooperate with Party A in interface testing, so as to ensure that the services will be provided in accordance with such business operation standards and interface technical norms as provided by Party A.

Article 29: Party B must clearly submit, with no ambiguity, all of the various documents relating to the business it provides, and assume all economic and legal responsibilities relating thereto.

Article 30: Party B shall ensure to log in Party A's designated management system every day to check various notices, announcements and other information posted by Party A for handling in time. If Party B fails to check the information posted on the system, Party B shall be fully responsible for any losses thus incurred.

Article 31: Party B shall have the right to define, under the guidance of Party A, the standards to judge whether to charge fees for the business it provides and those for fee charging, provided that the charge rate for any single game business shall not be higher than what is required in Party A's relevant management measures for game business.

Article 32: Party B shall actively carry out marketing and advertising work according to the permits and arrangements of Party A. The contents of such marketing and advertising shall be marked the brand of "China Mobile Games" and UI norms as required by Party A. Any losses (including but not limited to judicial, administrative penalties, civil indemnities, etc.) incurred to Party A arising from Party B's discretionary marketing and advertising activities without permission by Party A shall be borne by Party B.

Article 33: In case any third party initiates an administrative complaint, lawsuit or arbitration due to the fact that Party B has no right to dispose of any product or other relevant contents under cooperation, or that the authorization made by Party B has defects, Party A may, as the case may be, take all or selectively part of the following remedies:

1. cease the distribution of the distributable income hereunder with Party B within the scope of the compensation claimed by such third party;

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2. require Party B to properly resolve such claims at its own expenses, in which case Party B shall, at its own expenses, file as requested by Party A to the dispute resolution authority to participate in the dispute resolution process as a third person;

3. partly or entirely terminate this Agreement. Provided, however, that if the taking of the abovementioned measures still cannot avoid losses for Party A, Party B shall have the duty, if required by Party A, to make timely and full compensation to Party A and hold Party A harmless against all losses thus suffered (including, without limitation, any advance payment by Party A to Party B and/or any economic loss incurred during the business interruption, reasonable attorney fees, costs of litigation or arbitration paid by Party A for dispute resolution).

Article 34: Party B shall be responsible to provide the resources and various support services required by conduct of business based on the division of work set forth in Article 3 hereof and in strict accordance with the business development plan formulated by Party A, and be in charge of system maintenance, technical guarantee and such other works thus incurred; arrange special maintenance contacts, business contacts, customer service contacts and tier-2 customer service handling staff, create and publish hotlines for technical consultation and complaints, and deal with relevant problems within a prescribed time limit to ensure the safe, liable and stable development of the business.

Article 35: Party B shall be obliged to assist Party A in business operation planning, marketing planning and business promotion works; Party B shall be liable to provide Party A with all support works required by marketing and promotion as requested by Party A.

Article 36: During the term of validity hereof, Party B shall be liable to, as requested by Party A, provide customer development status, user classification, user habit, business prospect forecast and such other periodical data analysis reports, as well as a variety of detailed statistical statements.

Article 37: Party B shall be responsible for the collecting, editing, preparing, copyright and preliminary review of information contents involved in the business according to the division of work set out in the business planning and Article 3 hereof, and shall strictly comply with Measures for the Administration of Internet Information Services and Undertakings on Information Safety Accountability (Appendix 1), and undertakes that the information contents that Party B provides do not violate any relevant State laws, regulations and policies, or prejudice social public benefits; otherwise, all consequences arising therefrom (including customer complaints, economic compensation and social influence) will be borne by Party B.

Article 38: Party B may not send customers other information not relating to the business (such as advertisements), information not approved by Party A and customers, or other information in violation of the agreements set out in Undertakings on Information Safety Accountability (Appendix 1); may not send customers (including registered and unregistered customers) business promotion information and all promotional advertisement information without customers’ permissions. Otherwise, Party A has the right to terminate this Agreement at its discretion, and deduct the information fees of the latest three consecutive months as liquidated damages.

Article 39: Party B shall be responsible to conduct regular safety inspection on the business platform and business system for which it provides support, develop measures to respond to emergencies timely, create and publish hotlines for technical consultation and complaints, and handle faults as required by Party A in time: resolving system failures at non-customer levels within four hours, and those at customer levels within one hour.

Article 40: The applications that Party B provides may not be beyond the business scope described in Article 2 hereof; otherwise, Party A shall have the right to terminate this Agreement at its discretion, and Party B shall assume the liquidated damages equal to the information fees of the latest three consecutive months (excluding the month when such breach occurs) prior to breach. In case Party B adds or reduces part of the business relating to the cooperation hereunder, Party B shall file formal written proposals to Party A one month beforehand, and Party A will consider it as a refusal to make no response. If Party A approves Party B to add part of the business in writing, Party B shall test the new business, and provide Party A with the test reports. After Party A examines the new business and confirms that it is mature, such new business can be provided to customers.

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Article 41: Party B shall be responsible to create a consumption mode featuring "open charges and transparent consumption" according to the unified requirements from Party A, provide business inquiry, cancellation, customer service instructions, and such other contents and services for free, charge inquiry channels that are convenient to customers, describe inquiry mechanisms for business charges in customer service documents and customer service processes; state expressly the business introduction, charges, usage, customer service telephone number and other information, publicize and describe the promoted business charges in details, during media promotion and business recommendation by newspaper, television, radio station, website and text messaging; Party B may not charge any information fees with respect to help information of business use, customer service information, customer's passwords obtaining, business prompt information and such other system help and menu operation information.

Article 42: Under any circumstances, Party B shall, with customer's consent, provide any services (including paid services and free services) for such customer during business operation and business promotion, and may not provide any services or collect any information service fees without such customer's knowledge or will, and shall ensure that such customer is fully aware of the business information (including business charges, business types, sending frequency and times, usage, main contents, cancellation methods, customer service measures and the like) before his acceptance of services.

Article 43: Party B may not adopt fuzzy promotion or fraudulent promotion types during charge inquiry or public notice. Party B must comply with requirements prescribed in the relevant laws and regulations on advertising issued by the State during publicity, and ensure the authenticity and comprehensiveness of the contents for business promotion and marketing; the legal disputes arising out of Party B's discretional publicity shall be irrelevant to Party A, and Party B shall assume all liabilities thus incurred.

Article 44: Party B may not publicize the business, conduct improper competition or malicious fraud by improper means or through Party A's self-owned channels, or cause adverse impact on businesses carried out by Party A and its other partners. In case Party B publicizes the business or conduct competition by malicious fraud or improper means, Party A may terminate this Agreement beforehand at its discretion and deduct the information fees of the latest three consecutive months as liquidated damages in accordance with the relevant requirements set out in Administrative Measures by China Mobile Jiangsu for Self-owned Business.

Article 45: Party B shall get paid for the information service by the customers. In case any customer refuses to pay the information fee or Party A refunds the fee to the customer due to Party B's service quality issue or due to the fact that the fee rate charged by Party B is higher than the standard rate provided by the pricing authority, Party A shall deduct such amount from the information fee to be settled and payable to Party B; in case the amount of information fee payable to Party B is insufficient to be deducted, Party B shall pay such shortfall to Party A.

Article 46: Party B shall be obliged to provide Party A with the products connected to Party A's game business platform for discounts, free experience and such other promotional activities, and Party B accepts the way how the expenses of such promotional activities will be shared between the parties proposed by Party A at that time.

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Article 47: If Party B does not have the qualification to operate Internet business, Party B shall not, in any form whatsoever, provide customers with accesses to use business through Internet (including but not limited to business ordering or requesting) during the term of cooperation, nor shall Party B advertise the business under cooperation on the websites that fail to obtain the business license for telecommunications and information services. Party B shall take full responsibilities if it breaches any of the aforementioned provisions during the term of cooperation.

Article 48: Party B shall be responsible to formulate sound internal management procedures and policies, enhance the control of the authority to send its internal information and the management of the relevant staff, and ensure the legality of the business contents provided to Party A's customers. Party B shall: (i) train its employees on the rules and regulations governing the use of Internet formulated by the State and competent telecommunications authorities; (ii) establish and perfect the users' files, and enhance the management and education on the users; and (iii) improve the management measures on Internet safety and confidentiality; otherwise, Party A may terminate the cooperation with Party B.

Article 49: Party B shall be responsible for, and conduct regular checks on, the safety of its own systems. Party B shall not attack Monternet in any form whatsoever when conducting its business. Party A will notify Party B to deal with any attacks originating from Party B within a prescribed period of time, and in case Party B fails to respond in time as demanded by Party A, Party A may take relevant steps to prevent the safety issues from further escalating; in urgent cases, Party A may take relevant steps without first notifying Party B for purposes of protecting the lawful rights and interests of the customers.

Article 50: Upon termination of the cooperation between Party A and Party B, Party B shall be obliged to ensure and assist Party A in maintenance of passwords in relevant equipment, software development regulations, description of activities carried out in relevant cities and smooth handover of customer materials. In case Party B exits game services for whatever reason (including compulsory exit as a result of Party A's "survival of the fittest" process), Party B shall offer one-month grace period during which Party B shall continue to provide services for customers and publish announcement in respect of the cease of game services at the distinct locations of its website (WAP/WWW) or through other channels with considerable influence, and send free messages to inform the registered users. During the grace period, Party B shall continue to provide services for customers as requested by Party A; upon the termination of cooperation, Party B shall still be obliged to take relevant responsibilities arising from its own acts during the term of cooperation. In case serious complaints from customers are caused due to Party B's improper assistance, Party B shall assume the liquidated damages of the information fees of the latest three consecutive months during the term of cooperation.

Article 51: Party B shall have the right to, under Party A's direction, independently apply game business and participate in hierarchical and classification rating and such other work if Party B satisfies relevant requirements set out in measures for cooperation management.

Article 52: Party B shall be obliged to, within 30 days prior to expiration hereof, check notices for renewal issues posted by Party A in the management systems assigned by Party A, and actively contact and assist Party A in renewal of this Agreement; in case Party B still does not contact Party A to complete the renewal work after the expiration hereof, it shall be deemed that Party B does not intend to renew this Agreement, thus ending the cooperation.

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IV. Protection of Intellectual Property Rights

Article 53: In case Party B uses the works whose legal intellectual property rights are owned by any third parties, Party B shall obtain the approval for the use of such third parties' works from such third parties or agents of such parties; Party B shall be obliged to negotiate with such third parties or agents of such third parties to obtain the authority for such third parties' works if the information contents that it provides violate the rights of such third parties.

Article 54: Party B shall take full liabilities and all consequences due to illegal or infringing information and service contents that it provides.

V. Rewards and Penalties

Article 55: In case of any breach by Party B, Party A may exercise any one or more of the following rights: (i) to require Party B to immediately correct its breach, take corrective action within a prescribed period of time, and make public apologies to media and customers; (ii) to suspend the approval of Party B's new business; (iii) to postpone or withhold the settlement with Party B; and (iv) to collect penalty fines from Party B. In case of extraordinarily serious breach by Party B (such as those resulting in customer complaints to the level of the Ministry of Industry and Information Technology or administration of communications, media exposure or lawsuits, etc.), Party A may immediately terminate this Agreement.

Article 56: During the term of cooperation, if any of the circumstances that prejudice Party A's customers including but not limited to the following occurs to Party B:

(1) spreading any contents endangering the national security, reactionary information, pornographic, superstitious and criminal contents, and such other illegal contents;

(2) charging fees by using virus, malicious software, plug-ins and such other forms;

(3) deducting the communication fees of Party A's users without any notification;

(4) screening the notifications for deduction of fees by text messages that any Party A's users should receive;

(5) resulting in customer complaints to the level of Ministry of Industry and Information Technology or administration of communications, media exposure or lawsuits, etc.;

(6) discretionarily cracking game packages without authorization, including but not limited to discretionary embedding contents or codes, implanting advertisements and such other behaviors prejudicing the benefits of China Mobile or its users;

(7) discretionarily placing packages for customized channels on non-corresponding channels to promote the business;

(8) abnormal business income, number of paid users and such other business operation data,

Party A shall have the right to postpone the settlement with Party B, and deduct the information fees involved in the business. Party A shall have the right to, based on the influence imposed by such breach, claim Party B's liabilities for breach of agreement, deduct all of the unsettled fees, charge liquidated damages, and terminate the cooperation. As the final responsible party, Party B shall be obliged to properly deal with relevant customer complaints.

Article 57: In case a great amount of customer complaints against Party B's business occur during the term of cooperation, and such amount is higher than the assessment index set out in relevant measures for assessment management, Party A shall have the right to refund fees to customers whom the business has an impact on, not to settle the business information fees to Party B and conduct such other measures.

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Article 58: Party A shall consider giving priority to Party B in renewing this Agreement under the same conditions if Party B has effectively implemented the relevant contents hereunder and the annual average rate of customer complaints against Party B's services is low.

Article 59: Party B shall not send any information to any customers owing information fee of game business, or allow such customers to request information for any other customer. If Party B knowingly sends information to such customer owing information fee, or allowing such customer to continue using the game business, Party A may claim compensation from Party B for any economic loss arising from the outstanding information fee, and may terminate this Agreement.

Article 60: In case of breaches by Party B, Party A shall have the right to claim joint liabilities against Party B's affiliates (including but not limited to the entities having the same legal person, the same shareholder, the same registered address and such other association).

VI. Customer Service

Article 61: Party A and Party B shall be obliged to cooperate with each other closely, and deal with the joint issues occurred in customer complaints together; both parties shall be obliged to accept and hear customer complaints and create the first asking responsibility system; that is, the party which accepts and hears complaints is responsible to track the entire event, and the other party shall provide assistance until the problem is resolved.

Article 62: Party A shall be responsible to deal with customer consultation, declaration and complaints arising from communication networks; Party B shall be responsible to deal with customer complaints and issues caused by the business operation, services or contents that Party B provides, and handle and make a response to the customer complaints transferred by Party A. Party B shall undertake to make a response to customers within two hours upon its receipt of customer complaints, resolve such customer complaints and ensure customer's satisfaction within 48 hours. With respect to the customer consultation and complaints transferred by Party A, Party B shall make a response within 24 hours, resolve such customer complaints and ensure customer's satisfaction within 48 hours.

Article 63: Party B shall provide Party A with customer service hotlines that are available and unblocked 24 hours a day, seven days a week, assign personnel to support the tier-2 customer service, and maintain quick response and interaction with Party A's customer service systems. Customer service measures shall at least contain the following contents: (1) customer service hotlines: service hotlines shall be available for 24 hours a day, seven days a week (China Mobile cell phone number or 400/800 reverse charge call), which are required to be direct lines, and may not be turned off or forwarded with each other, and whose call completing rate shall not be lower than 80%; in case of change of customer service hotlines, an application shall be submitted two months in advance, and the original cell phone number shall be retained for at least two months during the same term. (2) customer service contact: at least one specially-assigned person shall be responsible, whose cell phone must be turned on for 24 hours a day, seven days a week, and may not be redirected, and whose cell phone number must be a China Mobile number (such cell phone number may not be changed during the term of cooperation). (3) customer service email address: the email address must be available and can receive and send emails normally, whose capacity shall be at least 100 MB.

Article 64: When Party B and its branches deal with customer complaints, Party B shall be obliged to actively assist in verification as requested and provide relevant historical records and basis.

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Article 65: For customer complaints that are confirmed for reasons attributable to Party B and result in refund (including single refund and double refund), Party A may first refund the fees as required by the customer and write off the relevant amount in the settlement of information fee with Party B.

Article 66: Upon expiration of cooperation between Party A and Party B, Party B shall be obliged to fully assist Party A in cutover of such platform and deal with customer complaints incurred during such cutover.

VII. Commercial Mode for Cooperation

Article 67: Party A shall be obliged to collect communication fee, feature fee and information fee arising from use of the cooperative business hereunder for each payment term from customers.

Article 68: Both parties will settle the business information fee by month. Specific commercial modes are as follows: (1) Console cooperation mode: Party A will pay Party B 50% of the total amount of information fees as payable information fee, and the other 50% shall be the service fee receivable by Party A; for Android/OPhone/education related games, 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A; other changes in such income sharing percentage due to business changes shall be subject to a supplemental agreement executed by both parties.

(2) Mode of channel cooperation: if Party B's business is selected to the mode of channel cooperation, Party A will pay Party B a percentage not lower than 30% but not higher than 70% of the total amount of information fees as payable information fee. The other part shall be at the disposal of Party A as the service fee receivable by it. The exact mode of income sharing shall be subject to the channel cooperation agreement executed by and between Party A and each channel cooperation partner.

(3) Online game cooperation mode: if Party B's business belongs to cell phone online game business for commercial purposes, online game business on PC, online game business for mobile pages (except for WAP online game business), then 70% will be paid to Party B as payable information fee, the other 30% as service fee receivable by Party A; if Party B's business is commercial WAP online game business, Party A shall pay Party B 50% of the total amount of receivable information fee, and the other 50% shall be Party A's service fee.

Article 69: Income from feature fee and information fee actually received by Party A will be the base for both parties' charge settlement, which shall be subject to data provided by Party A's BOSS system; abnormal fee discovered during business audit by Party A will not be calculated as part of the base for charge settlement; rules for business audit shall be adjusted by Party A based on the business's operation status in good time. The audit contents include, without limitation, the following:

(1) Fees for customer's cancellation of account (including pre-cancellation of account): all fees caused by the cancelled and pre-cancelled accounts during the payment term;

(2) Fees for customer's out-of-service cell phone number: all fees caused by the out-of-service cell phone numbers during the payment term;

(3) Fees for refund: the sum of all fees for refund that is confirmed during the payment term;

(4) Customer service costs: customer service costs for customer complaints or consultation that is confirmed during the payment term;

(5) Malicious arrearage;

(6) Fees caused by silent customers and such other invalid customer cell phone numbers, use of customer cell phone numbers beyond the business scope and such other abnormal use of customer cell phone numbers;

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(7) Income due to breach of agreement or abnormal business behaviors: business income due to breach of agreement or abnormal business behaviors by Party B, such as self consumption;

(8) Fees caused by customers' refusal to pay feature fee, information fee, communications fee or arrearage due to the faults in the contents or of the quality of the services provided by Party B;

(9) Party A will not settle with Party B the part of fees offset or consumed by Party A's use of the fees in preferential accounts for customers and its use of consumption sum for its business;

(10) Other reasons.

Article 70: Fees caused by Party B's paid use of Party A's marketing resources, fees for marketing activities refunded to customers by Party A on behalf of Party B or other fees cut after examination that are payable to Party B by Party A shall be settled in the same cycle with the information fee payable to Party B by Party A, and may be offset in practice.

Article 71: Party A shall be responsible to issue settlement statements by month and provide such statements for Party B for check and confirmation in accordance with the agreement regarding commercial modes hereunder; Party B shall, within seven working days upon receipt of such settlement statements, issue a regular tax invoice that satisfies the economic matters set out in this Agreement to Party A. Party B's issuing of invoices represents that it fully acknowledges the settlement data provided by Party A.

Article 72: Subject to the unified requirements prescribed in the State policies concerning change from business tax to value-added tax (VAT), where Party B has been included within the scope for implementation of such change from business tax to VAT, when contract payment is made by Party B to Party A, Party B shall issue standard special VAT invoices that satisfy the State laws and regulations to Party A based on the amount of each installment and Party A's policy requirements on "change from business tax to VAT". Party B undertakes that the forms in which it issues invoices and invoice contents are legal, valid, complete and accurate, that if it does not issue invoices or issues disqualified invoices, Party A shall have the right to defer payment of the amounts payable until the day on which Party B issues qualified invoices and not to assume any breach liabilities, and Party B shall still perform all of its liabilities hereunder as agreed herein.

Party B shall issue invoices after receipt of Party A's requirements for issuing invoices, and shall, within [10] working days after issuing invoices, deliver such special VAT invoices to Party A. The date on which Party A signs for such invoices shall be deemed as the delivery date for such invoices. In case such VAT invoices as issued by Party B are disqualified, it shall, within [10] working days upon receipt of Party A's requirements, issue and deliver qualified special VAT invoices to Party A, and take all relevant expenses.

In case Party B fails to issue and deliver special VAT invoices as set out herein, it shall, as required by Party A, issue invoices again or take other remedies; Party A shall also have the right to require Party B to compensate for all of Party A's losses, and Party B shall perform such liabilities; where the circumstances are severe, including but not limited to the cases that Party B fails to issue and deliver invoices to Party B more than [3] times, Party B's breach of agreement causes Party A to suffer serious losses and failure to continue to perform this Agreement due to Party B's breach of agreement, and such other cases, Party A may terminate this Agreement and shall have the right to require Party B to double its compensation for Party A's losses, Party B shall compensate Party A for all of its losses thus suffered and may not, within two years upon Party A's termination of this Agreement, participate in business cooperation projects of Party A and Party A's affiliates concerning the same product and service.

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In case Party B issues and provides invoices in violation of the State laws, regulations, rules and policies, it shall assume relevant legal liabilities, and the following liabilities for breach of agreement: 1. Party B shall, as required by Party A, issue invoices again and take other remedies; 2. Party B shall compensate Party A for all of its losses and Party A shall have the right to require Party B to double its compensation for Party A's losses; 3. where Party B has already paid performance security deposit, Party A will not return such security deposit; 4. Party A may terminate this Agreement, and Party B may not, within two years upon Party A's termination of this Agreement, participate in business cooperation projects of Party A and Party A's affiliates concerning the same product and service.

In case such special VAT invoices as provided by Party B fail to pass taxation authority's verification, and thus causing Party A fails to make deduction, Party B shall take Party A's losses arising therefrom and Party A shall have the right to terminate this Agreement and require Party B to double its compensation.

Completion of transfer of accounts by Party A, its headquarters and its branches represents that Party A has performed its payment liabilities, and all of such accounts' legal risks shall be borne by Party B.

Article 73: During the cooperation between Party A and Party B, in case of rapid reduction in the number of business users or business volume, Party A shall have the right to negotiate with Party B to adjust the commercial mode for cooperation.

VIII. Confidentiality

Article 74: For the purpose of this Agreement, "Proprietary Information" shall mean the information, received by one party from the other party (the "Disclosing Party") during the term of cooperation, developed/created/discovered by the Disclosing Party, or known by the Disclosing Party, or transferred to such Disclosing Party and commercially valuable for such Disclosing Party's business.

Article 75: Proprietary Information mentioned herein shall include, without limitation, relevant technical and business information, documents, procedures, schemes, technology, graphics, models, parameters, data, norms, know-how, business or business operating methods and such other proprietary information, the terms hereof and other information relating hereto, all information, data, files, opinions, advice, phased work results and final work results created during the performance of this Agreement, customer information and other information relating to the business of the Disclosing Party, or confidential information received by the Disclosing Party from other parties.

Article 76: Both parties understand that the Disclosing Party owns and will own Proprietary Information, which is significantly important to such Disclosing Party; the cooperation relationship between Party A and Party B constitutes confidentiality and trust relationship concerning such Proprietary Information between both parties.

Article 77: Without prior written consent from the Disclosing Party, the other party shall keep any Proprietary Information confidential, and may not use or disclose such Proprietary Information to any person or entity, except required by normal performance of the obligations hereunder.

Article 78: Party A and Party B shall be liable for the confidentiality of this cooperation and specific contents hereof, especially against Party A's competitors. Either of the parties may not, without prior written consent from the other party, disclose specific contents of the cooperation agreement by and between both parties and its relevant contents to any third party. The "third party" mentioned in this article shall mean any natural person, legal person or other organizations other than the parties hereto; provided, however, that any disclosure made by Party A to its affiliates shall not be bound by this restriction. Party A's affiliates shall mean China Mobile Communications Co., Ltd, China Mobile Communications Corporation, and the companies under their respective communications business, and the respective successors of each of the foregoing.

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Article 79: The "Confidential Information" mentioned herein shall not include such information that:

1. is available to the public at the time of disclosure, or becomes available after the disclosure for reasons not attributable to the fault of the Receiving Party and/or its employees, lawyers, accountants, contractors, consultants or other staff;

2. as proved by written evidences, is already in the possession of the Receiving Party at the time of disclosure, from sources other than the Disclosing Party, directly or indirectly; or

3. as proved by written evidences, has already been disclosed to the Receiving Party by a third party who is not bound by a confidentiality obligation and has the right to make the disclosure.

Article 80: The Disclosing Party may, at any time upon a written notice, require the Receiving Party to return any material and/or the photocopies thereof containing the Confidential Information, accompanies by a written statement certifying that after the return of such materials, the Receiving Party will no longer retain or control, directly or indirectly, any Confidential Information or any materials containing any Confidential Information. The Receiving Party shall act as required within ten (10) days upon its receipt of such written notice. To the extent that the parties agree that the Receiving Party does not need to return any materials and/or the photocopies thereof containing the Confidential Information, the Receiving Party shall destroy or irreparably delete such materials as required by the Disclosing Party and provide the Disclosing Party with a written document confirming such destruction or deletion.

IX. Liabilities for Breach

Article 81: Failure of any party to perform any of the terms hereunder shall be deemed as an independent breach.

Article 82: Any party may terminate this Agreement if the other party breaches this Agreement, which renders the performance of this Agreement impossible.

Article 83: In case a party's breach has caused adverse social impact or economic loss on the other party, such other party may claim responsibility from such breaching party, require the breaching party to eliminate such adverse impact, make corresponding economic compensation and terminate this Agreement.

Article 84: In case of Party B's breach hereunder, Party A may claim breaching responsibilities from Party B in accordance with all management rules, measures and service standards for various game businesses (subject to the contents posted by Party A on the management system) as formulated and updated by Party A from time to time.

Article 85: In case any party's breach of this Agreement, or violation of other management rules, measures and service standards for various game businesses (subject to the contents posted by Party A on the management system) renders the performance of this Agreement impossible, the non-breaching party may terminate this Agreement and claim breaching responsibilities from the breaching party according to the requirements posted on Party A's management system and the relevant terms hereunder. In case a party's breach has caused adverse social impact or economic loss on the other party, such other party may claim civil responsibilities against the breaching party.

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Article 86: Any party shall, within twenty days after receipt of written notice describing breach of agreement from the other party, correct such breach and make feedback to the other party in writing if such party confirms the existence of such breach; if such party considers that such breach does not exist, it shall propose written objection or description to the other party within twenty days; if such party fails to make a response in time, it shall be deemed that the receiving party does not believe such breach exists; in such case, both parties may negotiate such matter, and such matter shall be settled pursuant to the dispute clause hereunder if the negotiation fails; the breaching party shall assume all economic losses suffered by the non-breaching party due to breaching party's breach.

X. Force Majeure

Article 87: In case an accident or force majeure event renders this Agreement unable to be performed or fully performed, the party encountering such force majeure event will not be responsible for such economic loss thus suffered, but shall immediately inform the circumstances to the other party in writing and within fifteen days, shall provide the detailed information of the event and a valid document evidencing the reasons why this Agreement cannot be performed or fully performed or the performance of this Agreement needs to be postponed. The parties shall negotiate to decide whether to continue the performance of this Agreement or terminate this Agreement according to the extent of the effect on the performance hereof.

XI. Effectiveness, Amendment and Termination of Agreement

Article 88: This Agreement shall remain in force from January 1, 2014 to December 31, 2014. During the validity of agreement, if both parties need to add categories of cooperation business, they may sign supplemental agreements as appendices hereof.

Article 89: In case either of both parties hereof intends to modify or terminate this Agreement, it must serve a one-month prior written notice (oral notice is ineffective) to the other party. The other party shall, within one month upon receipt of such notice, make a response and negotiate; if it fails to negotiate, it shall be deemed that this Agreement is automatically terminated. Any disputes arising out of this Agreement shall be settled by both parties through consultation.

Article 90: Upon the termination of this Agreement, Party B shall assist Party A in customer handling; any user complaints or claims arising from the termination hereof shall be undertaken by the party responsible for them.

Article 91: Any matters not covered herein shall be subject to relevant provisions set out in corresponding clauses in Administrative Measures by China Mobile Jiangsu for Self-owned Business and such other management regulations; any cases not set out in the foregoing shall be supplemented in writing through amicable negotiation between both parties.

Article 92: This Agreement shall be governed by the PRC laws. In case of any disputes, the parties shall first resort to amicable negotiations to resolve it; in case the negotiations fail, either party may apply for adjudication to the people's court in the place where Party A is located.

Article 93: Any cooperation contents other than cooperation contents involved herein may be supplemented through the Supplemental Agreement for Cooperation; relevant contents shall take effect upon both parties' signature and stamp affixing after confirmation.

Article 94: This Agreement shall be made in quadruplicate (including Appendix 1: Undertakings on Information Safety Accountability, Appendix 2: Party B's Business License and Qualification Certificates, and Appendix 3: Detailed Rules and Regulations for Assessment Management), with Party A holding two (2) and Party B holding two (2) originals, all of which shall be equally binding; and Appendix 4: Supplemental Agreement for Cooperation shall also be equally authentic.

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Article 95: The State will promulgate policies regarding change from business tax to VAT in the communications industry on January 1, 2014. In case Party A considers relevant policies may have impact on the cooperation mode of both parties on the game business at that time, it shall have the right to, at its discretion, terminate this Agreement through written notice, relevant expenses shall be settled according to facts, and both parties shall not take breach liabilities to each other. Upon termination of this Agreement by the methods described as above, if both parties intend to continue the cooperation, they shall sign other agreements separately.

Appendix 1: Undertakings on Information Safety Accountability

Appendix 2: Party B's Business License and Qualification Certificates

Appendix 3: Detailed Rules and Regulations for Assessment Management

Appendix 4: Supplemental Agreement for Cooperation

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B: Beijing AirInbox
Information Technologies Co., Ltd.

Authorized Representative:	Authorized Representative:

Date of Execution:	Date of Execution:

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Appendix 1:

Undertakings on Information Safety Accountability

In our business cooperation with Party A, our company will strictly comply with the relevant laws and regulations of the State and guarantee the safety of the information provided by our company, and diligently do as follows:

1. establish and perfect the internal security policy of our products, confidentiality policy for information safety and management policy on customer information safety; establish and perfect our company's policies regarding the information safety accountability and the examination and approval of information posting, and strictly review the information posted by our company's products.

2. strictly comply with Measures for the Administration of Internet Information Services, manage and control the platform information maintained by our company and the information contents and customer behaviors posted through the communications channels provided by Party A, and make sure that the information contents are healthy and legitimate and that customer information is not leaked.

3. display customer codes when sending information through Party A's communications channels, and do not allow anonymous information to be directly sent to other cell phone customers.

4. with respect to the business operated in cooperation between and supported by our company and Party A, provide services strictly as requested by Party A; clearly define the customer group and target customers, and cell phone customers must accept the service out of their own volition; provide no information to unregistered customers; apply for relevant qualification certificate with relevant authority of the State and consciously comply with relevant regulations if our company provides professional information contents for cell phone customers through the communications channels provided by Party A.

5. undertake to ensure that, with respect to the cooperation business, our company will comply with China Mobile's provisions concerning prohibition from any collection charge services in any forms whatsoever, and undertake not to collect charges for any other businesses and services through Monternet by the following means:

(1) using Monternet business to collect fees for the business that should not be used or realized through Monternet, including but not limited to collection of fees for downloading movies and songs.

(2) non-Monternet business and services must be used after customization or use of Monternet, including customization or use of Monternet business to provide other Internet business "as a gift free of charge".

6. not discretionarily provide any services not agreed upon for any China Mobile customers, including information service, that are beyond the scope of use permits.

7. not make use of the channels provided by Party A to produce, duplicate, publish or disseminate any information containing the content which:

(1) is against the fundamental principles enshrined in the Constitution;

(2) compromises State security, divulges State secrets, subverts State power or damages national unity;

(3) harms the dignity or interests of the State;

(4) instigates hatred and discrimination among nationalities and sabotages solidarity among nationalities;

(5) sabotages State religious policy or propagates heretical teachings or feudal superstitions;

(6) spreads rumors, disrupts social order or social stability;

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(7) propagates obscenity, pornographic, gambling, violence, murder and terror and instigates crimes;

(8) insults or slanders a third party or infringes upon the lawful rights and interests of a third party;

(9) contains other contents prohibited by laws and administrative regulations;

(10) publishes advertisements and other junk information irrelevant to the business;

(11) publicizes or guides users to order WAP cooperation business using WAP websites other than Monternet.

8. immediately stop transmitting, and report to relevant authority of the State, any information posted through the system that is discovered obviously containing any of the contents listed in paragraph 7 above.

9. report to relevant authorities, and post after approved, any information posted through the channels provided by Party A that is hard to judge whether containing any content listed in paragraph 7 above.

10. keep confidential and not divulge any personal information of customers to other without the consent of such customers, except otherwise required by relevant laws.

Our company guarantees to submit to the supervision and management in its cooperation with China Mobile Group Jiangsu Co., Ltd.; if our company fails to comply with paragraphs 1 to 10 hereinabove, our company is willing to assume all legal responsibilities and corresponding breaching liabilities arising therefrom.

By: (Company Signature and Stamp)

____________, 2013 (Date)

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Appendix 2:

Party B's Business License and Qualification Certificates

Scans of Party B's business license and qualification certificates are as follows:

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Appendix 3:

Detailed Rules and Regulations for Assessment Management

I. Management on Credit Points

Province-based calculation mechanism is adopted to evaluate credit points for the game business, and the average of credit points in all provinces is a partner's network-wide credit points for the cell phone game business line. Merit/demerit point system is adopted to evaluate the credit points for each province, and the accumulated credit points shall be the credit points for each province. After the credit points for each province are initialized, the partner's credit points for each province shall be calculated by the end of each month, and may be added or reduced based on such partner's business operation status in a certain province in the evaluation month. The average credit point is then summarized and calculated to constitute the network-wide credit points for such partner's cell phone game business line.

Methods for calculating credit points:

Credit points for each province = Accumulated credit points for the previous month + Bonus this month – Credit points deducted due to breach – Credit points deducted due to complaints – Credit points deducted based on performance status

Network-wide credit points = Credit points for province 1 + Credit points for province 2 + … + Credit point for province n/n (n represents the number of provinces)

Rule for setting initial credit points: initial credit points of a new partner in the first month after its access to network is 85 points; those of a new partner who has violation records concerning other business lines within the past half year is 65 points.

Bonus rule: if a partner has not conducted breach activities for two consecutive months, its complaint rate satisfies relevant standards, and the performance status is satisfactory, it will get 10 points as a bonus; its credit points will increase five points each month commencing from the third month. The upper limit for credit points is 100 points.

Deduction rule: if a partner breaches agreements with respect to business, its customer complaint rate is higher than the assessment index, its performance status dissatisfies the assessment index, and such other circumstances occur, corresponding points will be deducted from its credit points each time. The lower limit for credit points is -20 points.

Measure for deducting credit points due to breach of agreement: Credit points deducted due to breach of agreement = Base for credit points deducted due to breach of agreement x Breach influence degree; credit points deducted for a single business each time may not exceed the upper limit for credit points deducted due to such breach of agreement.

Measure for deducting credit points due to complaints: index for assessing complaints against a partner is divided into three levels based on customer complaint volume and customer complaint rate; if complaints against such partner in a certain month exceed the assessment index, credit points will be deducted accordingly.

Measure for assessing performance status: the performance status of a partner will be assess based on the coordination of such partner in operation management; if such partner's performance status fails to reach the assessment index, credit points will be deducted accordingly.

If the credit point for a partner is low, China Mobile will suspend the adding of business and charge of all business, get all business offline, terminate cooperation and take other measures against such partner.

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II. Hierarchical and Classification Management

Hierarchical and classification management aims to assess a partner's credit and performance level. If such partner's credit is disqualified, it will be rated as "disqualified"; any partner whose credit qualifies may participate in the rating of outstanding partners for the game business line, and will be rated four levels: A, B, C and Normal based on comprehensive strength and growth. After partners are rated, the game base will implement punishment measures against "disqualified" partners, conduct normal cooperation management on "Normal" partners, distribute business and marketing resources pro rata on a diverse basis to powerful or potential outstanding partners rated A, B and C in accordance with the requirements set out in this measure, and carry out diverse cooperation management, so as to guide partners to develop towards benign operation and jointly regulate and make the game market flourish. The game base provides resource supports of different levels for partners at different levels.

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Appendix 4:

Supplemental Agreement for Cooperation

This Appendix may be added according to specific supplementary cooperative contents, and shall take effect upon both parties' signature and stamp affixing for confirmation.

Party A: China Mobile Group Jiangsu Co., Ltd.	Party B:

Authorized Representative:	Authorized Representative:

Date of Execution:	Date of Execution:

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